Exhibit 10.2

ALUSSA ENERGY ACQUISITION CORP.

PO Box 500, 71 Fort Street

Grand Cayman KY1-1106

Cayman Islands

November 25, 2019

Alussa Energy Sponsor LLC

PO Box 500, 71 Fort Street

Grand Cayman KY1-1106

Cayman Islands

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Alussa Energy Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Alussa Energy Sponsor LLC, dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Alussa Energy Sponsor LLC, the Company’s sponsor, shall make available, or cause to be made available, to the Company, at PO Box 500, 71 Fort Street, Grand Cayman KY1-1106, Cayman Islands (or any successor location of Alussa Energy Sponsor LLC), office space and administrative and support services, and the services of Daniel Barcelo and Nicholas De’Ath. In exchange therefor, the Company shall pay Alussa Energy Sponsor LLC the sum of $35,000 per month (of which $20,000 shall be payable to Mr. Barcelo and $5,000 to Mr. De’Ath) on the Listing Date and continuing monthly thereafter until the Termination Date; and

(ii)  Alussa Energy Sponsor LLC hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature Page Follows]

Very truly yours,

ALUSSA ENERGY ACQUISITION CORP.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

ALUSSA ENERGY SPONSOR LLC

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]